THE KeyW HOLDING CORPORATION AND SUBSIDIARIES
Adjusted EBITDA from Continuing Operations Reconciliation Table
(in thousands and unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net (Loss) Income from Continuing Operations	$(4,156)	$3,504	$(24,713)	$4,978
Depreciation	2,508	1,495	6,165	4,981
Intangible Amortization	2,431	1,528	6,570	4,463
Stock Compensation Amortization	956	1,025	3,054	2,172
Interest Expense	4,829	2,615	12,352	8,194
Tax Expense (Benefit)	2,012	(1,876)	5,136	2,491
Acquisition Costs and Other Adjustments	3,049	79	18,060	(1,045)
Adjusted EBITDA	$11,629	$8,370	$26,624	$26,234